EXHIBIT 99.1

FOR IMMEDIATE RELEASE
---------------------

CORPORATE PARTICIPANTS

SHARON PATRICK
 MARTHA STEWART LIVING OMNIMEDIA INC - PRESIDENT AND CHIEF EXECUTIVE OFFICER

JIM FOLLO
 Martha Stewart Living Omnimedia Inc - EVP, Chief Financial and
 Administrative Officer

CONFERENCE CALL PARTICIPANTS
 DOUG ARTHUR
 Morgan Stanley - Analyst

 ALISSA GOLDWASSER
 William Blair & Company - Analyst

 DAVID ROCKER Rocker Partners - Analyst

 KEVIN GRUNEICH Bear Stearns - Analyst

 DENNIS MC ALPINE Mc Alpine & Associates - Analyst

 JAMELAH LEDDY Mc Adams Wright Ragen - Analyst




PRESENTATION

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OPERATOR

Good morning, and welcome to the Martha Stewart Living Omnimedia third quarter 2003 earnings release conference call. At this time all participants have been placed on a listen-only mode, and the floor will be open for questions following the presentation. It is now my pleasure to introduce your host for today's call, Mr. Jim Follo. Sir, you may begin.

------------------------------------------------------------------------------
 JIM FOLLO - MARTHA STEWART LIVING OMNIMEDIA INC - EVP, CHIEF FINANCIAL AND ADMINISTRATIVE OFFICER

Thank you for attending the Martha Stewart Living Omnimedia Third Quarter 2003 Earnings teleconference and web cast. Also, with me is Sharon Patrick, our President and Chief Executive Officer. She will open with a strategic and operational overview of the company and I will conclude with a financial review of the third quarter and discuss the outlook for the remainder of 2003. Before turning the conference call over to Sharon, I would like to deal with a couple of administrative matters. First, I would like to remind everybody that our discussion today may include forward-looking statements, which can generally be identified by the use of terminology such as will and expect. Our actual results may differ materially from those projected in the statements, and factors that could cause differences are discussed in our filings with the Securities & Exchange Commission, particularly in Management Discussion and Analysis sections of our periodic filings and in our earnings release this morning. Archive of this conference and web cast will be available on the web site www.marthastewart.com through November 13. Finally, this morning's press release reflects requirements of Regulation G and other rules affecting the use and disclosure of non-GAAP financial measures. During this call, we will discuss the measure operating income or loss before depreciation and amortization. Additional information relating to the measure operating income before depreciation and amortization is contained in our press release issued this morning which is accessible on the web site marthastewart.com under the heading Investor Relations. With that completed, I would now like to turn the call over to Sharon Patrick.

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 SHARON PATRICK  - MARTHA STEWART LIVING OMNIMEDIA INC - PRESIDENT AND CHIEF
EXECUTIVE OFFICER

Thanks, Jim. And good morning, everyone. It wouldn't be MSO, if we didn't wish you Happy Halloween. Before getting into the business segment update, a few words on MSO's overall performance and progress as the company completes 17 months of uncertainty related to Martha's personal legal situation. In Q3, looking towards Q4, we are currently seeing a time of some consumer stability. Our results indicate that we have and are retaining a core base of readers, viewers and shoppers, loyal to our brand and brand labels, readers, viewers and shoppers that come to our brand labels for our unique how-to ideas for the home and the high quality affordable, stylish products for which we are known. We also continue to believe that maintaining the high quality usefulness and consistency of our mission, our media and our merchandise, is essential to MSO's future growth and prospects.

Our warm reception at Sears Canada stores throughout that country this quarter attest to this as does the terrific retailer response to our new Turkey Hill furniture collection and the strong subscriber growth of our new Everyday Food magazine.

Irrespective of developments in Martha's personal legal situation, which is heading for trial in early January, life at the company progresses and evolves. The third quarter produced a slate of new brand label programs and product launches for MSO, across business segments - Everyday Food, Season 11 for the Martha Stewart Living television show, Pet Keeping with Marc Marrone, Sears Canada, and the Martha Stewart Signature Turkey Hill furniture collection and as I will report, market acceptance for these brand labels and product programs is strong across the board.

As these programs attest, we are continuing to invest in sustaining and growing the assets of the company. Preserving our quality standards, retaining our talented people, and pursuing growth opportunities to continue evolve the business. In sum, our philosophy remains steadfast to manage with commitment to the long-term prospects of the company, through disciplined investment in new products and brand labels. While investing, we understand we also need to be well provisioned to navigate through these challenging times. And we are. In the third quarter, we increased our cash and short-term security position from $172 million at the end of last quarter, to our current balance of $175 million. We think that's a pretty strong statement of MSO's underlying strength to deal with what the future brings, and our ability to manage it.

That said, now let's turn to the business segments beginning with publishing. There is no better example of management's philosophy than our recent decision to adjust the rate base of Martha Stewart Living, the company's flagship brand magazine from 2.3 million to 1.8 million. Specifically, in the face of softness in the overall magazine circulation environment, and an increasingly crowded competitive landscape and after going through the complete circulation cycle from investigation to indictment, the core base of loyal and valuable readers for MSO has stabilized and is holding steady at 1.8 million. Looking to 2004, our publishing executives bit the bullet and made the decision to adjust the rate base accordingly. This decision, while difficult, as we could always buy rate base, ensures that MSL does not dilute the value of its demographics or economics by prospecting and adding marginal subscribers, subscribers who will not pay a premium for the magazine, who are not of great value to our advertisers and indefensibly expensive to acquire. At our new 1.8 million rate base, the magazine can now continue its practice of charging premium subscription rates of $19.95 and a high $4.75 cover price at newsstand making Martha Stewart Living one of the highest price magazines in both the home and women's lifestyle category. Our advertisers have reacted well to this decision. Further strengthening our resolve and creating a solid framework to grow our circulation in the future, particularly with a positive outcome to Martha's situation. Nevertheless, advertising revenue for Martha Stewart Living will likely be under added pressure in the early part of 2004 including the January issue, which don't forget is part of our 2003 fiscal year.

While Martha Stewart Living shows signs of stability, our newest brand label, Everyday Food formally launched during this quarter and in which we are investing is showing signs of strength. Throughout Q3, additional retailers began carrying and selling Everyday Food. At this early juncture, due to strong subscription and strong newsstand sell-in, we are confident that Everyday Food is well on track to meet its -- January 2004 rate base commitment of 500,000 circulation. Equally encouraging is the advertiser response to the magazine, which has been positive.

Turning to television, we are pleased to report that in mid-September we launched season 11 of Martha Stewart Living, our nationally syndicated daily show, and introduced our newest program, Pet Keeping with Marc Marrone, and both shows are off to a good start. The first season of Pet Keeping consists of 22 weekly shows, reaching 93% of U.S. TV households, comprised of original segments as well as selected repackaged Pet Keeping segments from Marc's appearances on Martha Stewart Living. The half hour syndicated program provides practical how-to information about the care of all kinds of pets. Big or small, furry, hairy, scaly or feathered. As indicated on last quarter's call, season 11 distribution of the MSL daily show has been shifted in seven CBS owned markets from morning air times to dual runs daily. That is, a morning time slot on either an UPN, or independent station, and a late night airing on CBS. Season 11 is currently distributed to 88% of U.S. TV households by King World and its ratings are generally consistent with season 10, indicating that despite the schedule changes, our audiences are finding the show. Nevertheless, we are expecting some reduction in license fee. In keeping with our Omni model we kicked off week 1 of season 11 with a well received focus on Everyday Food, including an introduction and behind the scenes look at the magazine.

Turning to retail merchandising, we also see a picture of both stability and evolution. First, a broad market, in December we successfully launched the Martha Stewart Everyday brand label including over 2,300 SKUs of MSE merchandise in 122 Sears Canada stores, Sears Canada's catalog and on the Sears Canada web site. This comprehensive program well promoted in a four-city media tour by Martha and Sears Canada and MSO retail executives, kicked off to strong sales. The contract features minimum guarantees and also the brand label for its category is exclusive to Sears Canada. The program is immediately profitable to MSO, and runs until June 2008.

Here at home, Martha Stewart Everyday sales at Kmart in Q3 increased 3% overall on a comp store basis year over year.

And while they declined 13% of the total store basis, this is principally a reflection of the impact of the Kmart store closings on MSE, and not of brand label performance. Similarly, while it's widely reported and true that MSE revenues at retail in 2003 are not expected to make contractual guaranteed minimums, under which MSO is paid, the reason for this shortfall is once again not MSE performance, but the fact that Kmart closed 600 stores since the time that the guaranteed minimums were set. Nevertheless, it's important to note that in accordance with our Kmart contract, MSO earns royalties for the full year at guaranteed minimum levels. It is also gratifying to note that on a comp store, comp category basis, sales increased year over year a more robust 6% after adjusting for live plants which were dropped from the 2003 line. The sales increase in the quarter was driven by the success of our patio furniture, which had underperformed in the early part of the year due to weather conditions as we told you last time.

Looking forward, we are excited about the Martha Stewart Everyday holiday line which has 382 SKUs and for the first time at mass we are offering artificial trees which are sold in reusable faux bois corrugated boxes.

Moving on to our specialty brand label, Martha Stewart Signature, the furniture program with Bernhardt recently introduced our third collection, Turkey Hill, at the furniture market in High Point this quarter. Our newest collection Turkey Hill features 117 SKU's of quality furniture for the many rooms of a home and will be available to customers at furniture retailers nationwide in April 2004. Turkey Hill joins our first two collections, Skylands and Lilypond which have been performing well at retail since our May 2003 consumer launch, and this new collection will provide additional square footage in nearly all of our existing galleries. Alex Bernhardt Sr., Bernhardt's CEO, reported recently that signature has been the best selling furniture line in the 114-year history of Bernhardt. For those of you who are interested in seeing the product, simply go to marthastewart.com, click on the signature link and you will be able to locate your nearest store. For those of you in the New York area, you can see the collections at Foremost Furniture in Manhattan on West 30th Street, or at Huffman Koos stores in Connecticut and New Jersey.

Problems remain, however, with the signature flooring program with Shaw Industries, with results below expectations. We are addressing the problems and look forward to a resolution.

Now let's turn to the Internet direct commerce segment. Operating under our more focused right side strategy announced in Q1, our Internet direct commerce segment has improved its operating results on a year over year basis for the second quarter in a row. Our plan to eliminate unprofitable catalog circulation and tighten the focus of our product offerings resulted in significant ongoing catalog cost savings for the quarter, down 70%, matched to modest commerce revenue declines of 10%. Moreover, the focus on fewer products, overall, allowed us to operate them more efficiently, further improving our product gross margin. Finally, of note during the quarter, we had a very successful tag sale which allowed to us favorably dispose of product inventory. This sale, combined with other inventory disposition actions allowed us to recapture value on product previously written down for additional benefit during the quarter. Previous reductions in headcount and lower fixed technology costs also made favorable contributions to the bottom line. Offsetting these improvements was year over year decline in advertising revenue.

Finally, as you know, even in challenging times, MSO is committed to retaining our dedicated talent which we believe allows us to continue to deliver the quality and authority that our consumers and partners have come to expect from MSO. Therefore, you may be interested to know that we announced in late September, two exchange offers related to certain outstanding stock options held by our employees. These offers consist of an offer to exchange certain stock options for, in the case of our executive group, restricted stock units, and in the case of the non executive level employees, future cash payments. Jim will take you through the details surrounding these programs in a moment. But before we get to the details, I want to say that we believe that these offers will better align incentives to our talented executive group, benefit our non executive group, provide MSO with a highly responsible retention program, as well as substantially reduce the equity overhang all accruing to shareholder value. These programs also underscore the pride and commitment we have in our people and in what we create and offer as a company. The durability of the demand for these creations and offerings has demonstrated in Q3 results serve us well during this time and make us optimistic about the future of MSO. Now, I would like to turn the call over to my colleague, Jim Follo, MSO's Chief Financial and Administrative Officer. Jim will discuss the third quarter financials and the outlook for the remainder of 2004.

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 JIM FOLLO  - MARTHA STEWART LIVING OMNIMEDIA INC - EVP, CHIEF FINANCIAL AND
ADMINISTRATIVE OFFICER

Thank you, Sharon. Let me begin by reviewing the highlights of our third quarter performance on a consolidated segment by segment basis before concluding with the outlook for the fourth quarter. The third quarter results exceeded our previous estimates as a result of careful cost management and improvement in certain business trends since we last spoke. Each business segment exceeded both its third quarter revenue and profitability estimates. In particular, publishing Internet/direct commerce significantly were more favorable and corporate expenses were nearly a million dollars below our previous estimates. We continue to maintain our strong financial position as evidenced by cash and short on investment balance of approximately $175 million at September 30th. An increase of approximately $3 million in the third quarter, and we continue to be debt free. Our year to date capital expenditures continue to be nominal, totaling approximately $1 million for the year to date period and will continue to be minimal for the foreseeable future.

Overall company revenues for the third quarter 2003 were $51.2 million compared to $70.9 million in the third quarter of 2002, operating loss before depreciation and amortization in the year was $4.3 million compared to operating income before depreciation and amortization of $7.3 million in the prior year's quarter. Operating loss for the quarter was $6.2 million, compared to operating income of $4.5 million in the prior year's quarter. And net loss in the 2003 quarter was $3.8 million, or 8 cents per share from continuing operations, compared to net income of $2.8 million or 6 cents per share in the 2002 quarter. Our fourth quarter results, the details of which I will discuss shortly, will show a return to profitability driven principally by significant revenues in our merchandising segment, continued loss reduction in our internet/direct commerce segment and lower levels of corporate expenses.

Now turning to publishing, publishing segment revenues were $29.1 million compared to $46.5 million in the prior year's quarter. The quarterly performance reflects the results of three issues of Martha Stewart Living magazine, no issues of Martha Stewart Weddings, two issues of Everyday Food and one Special Interest Publication. The prior year's quarter included three issues of Martha Stewart Living, one issue of Weddings, and two Special Interest publications. Accordingly for comparison with the 2002 quarter, the current year's quarter we published one less Martha Stewart Weddings in addition to two Everyday Food issues.

Revenue in the quarter reflects the following: Advertising pages in MSL decreased 39% in the quarter to 313 pages according to MIN. Circulation revenues were lower in the quarter due principally to lower subscription levels for Martha Stewart Living magazine, the lower subscription revenues resulted from the acquisition of less profitable subscription orders.

No revenues from Martha Stewart Weddings due to the timing of publication changes and lower revenues of Special Interest Publications.

Offsetting these declines were circulation and advertising revenues from Everyday Food magazine. On the cost side, overall expense in the segment declined $3.5 million, or 11%. Excluding expenses related to the Everyday Food magazine, expenses would have declined $7.3 million, or 24%. The expense reduction was driven primarily by lower production distribution editorial expenses associated with lower pages per issue, in Martha Stewart Living magazine, and lower cost due to one less issue of Martha Stewart Weddings. Operating income in the third quarter for the segment was $1.4 million, compared to $15.3 million in the 2002 quarter. Included in the current quarter's operating results, is a loss of $1.8 million from Everyday Food, well ahead of our previous loss estimate of $3 million for the quarter. Some of the positive results compared to our estimates resulted from the timing of customer acquisition efforts, while others resulted from better subscription acquisition results and lower than forecasted expenses in general. Total paid circulation for the most recent issue October, is estimated to be 500,000 copies.

As Sharon mentioned we decided to reduce the rate base of Martha Stewart Living magazine beginning with the January 2004 issue. The new rate base will be 1.8 million copies per issue, down from 2.3 million. Overall, our advertising rate per page will decrease approximately 17%, resulting in lower advertising revenues in Martha Stewart Living magazine of approximately $10 million on an annual basis. Assuming a comparable number of advertising pages, as in 2003. In 2003 we currently expect pages to be about 1,200. Offsetting the revenue decline will be the reduction in production costs associated with the elimination of production distribution costs on approximately 500,000 copies per issue, and to a lesser extent subscription acquisition costs.

The rate base reduction will allow to us optimize our operating results in the future, through the elimination of uneconomic circulation and circulation acquisition costs that would have been necessary in future years to sustain the 2.3 million rate base. In television, revenues in the quarter were$ 6.6 million compared to $6.4 million in the 2002 quarter. The revenue increase is due primarily to higher advertising revenues from the syndicated program due to lower audience under delivery reserve requirements than previously estimated. Partially offset by the impact of lower ratings and lower license fees. These declines were partially offset by higher revenues from cable television programming.

On the cost side, production costs were higher in the quarter due to increased production activity in the current year's quarter related to the syndicated program, and the impact on the timing of the recognition of production costs that resulted from the extension of certain cable television program license agreements in the prior year's quarter. Operating income in 2003 was break-even compared to $1.1 million in the 2002 quarter. Operating income before depreciation and amortization was $0.2 million in the quarter compared to $1.5 million in the prior year's quarter.

In merchandising, revenues were $8.9 million compared to $10.1 million in the prior year's quarter. The decrease in revenues for the third quarter was due principally to lower product sales of Martha Stewart Everyday products at Kmart as a result of store closings. To date, since early 2002, Kmart has closed approximately 600 stores. The decrease was partially offset by higher royalty revenues from sale of Martha Stewart Signature furniture products.

The company has recognized royalty revenues in the quarter based upon actual sales of product not at contractual minimum levels. Such contractual minimums, a minimum of $47.5 million for the period ended January 31st, 2004, Kmart's fiscal year are payable in early 2004, to the extent that actual royalties earned do not meet these levels. We currently expect that the royalties paid in 2003 based upon sales will be below the contractual minimum. The company expects that it will realize and record the difference between the actual payment and the minimum in the fourth quarter 2003 when the amount can be determined. Operating income was $4.6 million in the quarter compared to $6 million in the 2002 quarter. Operating income before depreciation amortization for the third quarter was $4.7 million, compared to $6.2 million in the prior year's quarter. The operating results reflect the revenue decline and slightly higher compensation costs in the segment in the quarter.

Internet/direct commerce revenues for the quarter were $6.6 million compared to $8 million in the prior year's quarter. The decline in the quarter reflects lower advertising revenue $0.7 million and lower commerce sales of $0.7 million, principally resulting from significant lower catalog circulation in the current year's quarter. These results reflect the performance of newly focused lower circulation catalog, both response rates in the catalog and conversion rates on internet traffic have improved over prior year's quarter.

Overall, excluding depreciation and amortization expense, costs declined in the segment approximately 40% or $5.6 million. Lower costs to good sold, fulfillment costs, technology costs, and compensation costs all contributed to the decline and have resulted from the operating plan implemented in early 2003. The quarterly result also reflect the benefits achieved in disposing of previously written down obsolete inventory principally through tag sales in both the catalog and internet site whereby we're able to achieve higher value upon the inventory than previously estimated. Operating loss for the 2003 quarter was $2 million, compared to $6.7 million in the 2002 quarter, an operating loss before depreciation and amortization in the 2003 quarter decreased $1.7 million from $5.9 million in the prior year's quarter.

Our corporate expenses decreased approximately $0.9 to $8.9 million in the quarter from $9.8 million in the prior year's quarter. The decrease resulted primarily from lower legal fees in part as a result of insurance recoveries, partially offset by higher insurance costs. Depreciation and amortization declined $1 million to $1.9 million in the quarter primarily as a result of a write-off taken in the fourth quarter of 2002 of certain web site development costs resulting from the reorganization of the division.

As Sharon mentioned earlier, we recently announced two exchange offers to our employees for certain employee stock options. Essentially, in each case, employees are able to receive a restricted stock unit or cash award of equivalent value to the options they would be exchanging. Under the executive exchange offer, we offer to exchange approximately 4.7 million options with an exercise price of $8 or greater, for 1.3 million restricted stock units. The exchange offer expires on November 7th. We will recognize as a non-cash compensation expense, the value of the restricted stock units awarded under the offer over a two-year vesting period. The maximum expense to be incurred, assuming all eligible options are exchanged for restricted stock, is approximately $12 million, to be recognized ratably over the two-year period beginning in November of this year. This expense amount will be offset by the impact of cancellations of unvested restricted stock units that may be surrendered by employees leaving the company. In the non-executive exchange offer, we offer to exchange approximately 700,000 options for an aggregate special cash award of $1.3 million, payable on or around June 30th. This cash expense will be recognized beginning November, over the approximately eight-month vesting period.

I'd now like to wrap up with a discussion of the outlook for the fourth quarter. We are currently forecasting earnings per share of 5 to 7 cents per share for the fourth quarter of 2003. Including the expense associated with the ongoing exchange offers of approximately $1 million in the quarter, and losses of Everyday Food expected to be about $3 million in the quarter. These estimates are based upon the following trends in our business. Consolidated revenues are expected to decline approximately 10% in the fourth quarter. Operating income before depreciation and amortization for the quarter is expected to be approximately $6 million to $8 million, with depreciation and amortization expense estimated to be about $2 million for an operating income for the quarter of approximately $4 million to $6 million. The key factors contributing to the quarterly results in each segment are as follows:

For publishing, revenues are expected to be between $30 million and $32 million while operating income before depreciation and operating income are expected to be approximately break-even. These results will reflect again an investment in Everyday Food totaling approximately $3 million in the quarter. This investment spending is principally related to circulation acquisition efforts as well as other promotional activities. In addition, revenues in the quarter will reflect lower advertising pages in Martha Stewart Living magazine, advertising pages in the quarter are expected to decline about 40% year over year. Lower subscription revenues from Martha Stewart Living, and newsstand revenues for MSL in the quarter are expected to be flat year over year, up in total due principally to newsstand revenues from the Everyday Food magazine. In the fourth quarter, we will publish in addition to three issues of Martha Stewart Living, two Everyday Food issues, two issues of Martha Stewart Wedding, and two Special Interest Publications. The publishing schedule for 2002 was the same except for the two issues of Everyday Food.

Television revenues expected to approximate $5 million, while operating loss before depreciation and amortization is expected to be $1 million, and operating loss for the quarter will approximate $1.2 million. The decline in profitability will relate principally to lower license fees from the daily syndicated show.

Merchandising revenues in the quarter are expected to be between $24 million and $26 million, reflecting royalties earned on product sales in the quarter in addition to an approximately $13 million of the accrual of revenues associated with the 2003 portion of the minimum guaranteed royalty payment due from Kmart, which is payable in early 2004. Operating income before depreciation and amortization and operating income will be approximately $20 million to $22 million.

We expect Internet/direct commerce revenues to be between $7 million and $8 million for the quarter, reflecting lower advertising revenues and lower commerce sales due to substantially reduced catalog circulation. Operating loss before depreciation and amortization for the quarter is expected to be approximately $3 million, reflecting a continued benefit of our restructuring efforts. Operating loss in the quarter will approximate $3.7 million. As we previously stated, our goal was to achieve break-even in the segment by 2004. While we have made significant progress in eliminating losses in the catalog commerce portion of the segment due to a number of factors, including lower expected advertising revenue and lower marthaflowers operating results we currently expect that break-even will not be achieved in 2004 but the losses in the segment will be substantially below 2003 levels, resulting in a loss of less than $10 million during the year.

Once the ongoing uncertainty is resolved, we will be in a better position to address the additional steps that may be necessary to further improve the economics of the segment. And finally, corporate expenses are expected to be approximately $9 million while depreciation and amortization will remain constant at approximately $2 million. This concludes the formal portion of our presentation. I'd like to now turn the call over to the conference call operator for the question and answer portion of the session. Thank you.

QUESTION AND ANSWER

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OPERATOR

Thank you. The floor is now open for questions. If you do have a question, please press the numbers 1, followed by 4, on your Touch-Tone telephone at this time. If at any point your question has been answered, you may remove yourself from the queue by pressing the pound key. Questions will be taken in the order that they are received. And we do ask that while posing your question, you please pick up your handset to ensure proper sound quality. Once again, to ask a question, please press the numbers 1, followed by 4 on your Touch-Tone telephone. And our first question today is coming from Mr. Doug Arthur of Morgan Stanley. Sir, please pose your question.

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 DOUG ARTHUR  - MORGAN STANLEY - ANALYST

Sharon, I was wondering if you could just clear up -- I was a little confused by the sort of spade of numbers you threw out on retail. Were you suggesting that excluding the discontinuance of plant -- the plant line, that and adjusted for the store closings, that same store revenues were up 6% in the U.S. in retail, and then I'm wondering if you could go into a little bit of detail about some of the other -- you talked about the patio success, some of the other new and preexisting lines at Kmart. Thanks.

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 SHARON PATRICK  - MARTHA STEWART LIVING OMNIMEDIA INC - PRESIDENT AND CHIEF
EXECUTIVE OFFICER

Yes, the answer is it was 6% after you adjust for live plants, which we did not carry over from 2002 to 2003 in the lines. In the second part of the question, what else do we see coming up for Kmart?

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 DOUG ARTHUR  - MORGAN STANLEY - ANALYST

No, If you could just drill down to some of the, you know, line items, both, you know -- ones that were launched a couple years ago, the last 12 months, in terms of some of the trends you're seeing at Kmart for -- I'm just asking for a little bit of detail.

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 SHARON PATRICK  - MARTHA STEWART LIVING OMNIMEDIA INC - PRESIDENT AND CHIEF
EXECUTIVE OFFICER

Okay, so you know going way back we started with our bed and bath line, and paint. All of which we carry today. And then, slowly went through those core content areas adding housewares, which -- so we complemented soft lines with hard lines, putting in house wares and then housewares is expanded out to accessory programs with lamps, picture frames, that sort of thing. And we just last year launched our $100 million retail holiday line, Martha Stewart Everyday holiday, which is come back for year two, which we're quite excited about because we've expanded the SKUs in that area, and Kmart really is going to use it as the central feature for the store, Martha just completed a commercial to run later in the month, and in December for the Martha Stewart Everyday Holiday Collection. And we are now working with the executives at Kmart diligently to take a look at what opportunities exist for us as we go on out.

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 DOUG ARTHUR  - MORGAN STANLEY - ANALYST

As a follow-up, another way of asking the question, if you exclude the impact of patio, kind of what was the underlying trend in.

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 JIM FOLLO  - MARTHA STEWART LIVING OMNIMEDIA INC - EVP, CHIEF FINANCIAL AND
ADMINISTRATIVE OFFICER

It was essentially flat for the quarter. The growth was largely due to the patio furniture in the quarter.

------------------------------------------------------------------------------
 DOUG ARTHUR  - MORGAN STANLEY - ANALYST

Okay, that's great, thanks, Jim.

------------------------------------------------------------------------------
OPERATOR

Your next question is coming from Alissa Goldwasser of William Blair & Company. Please pose your question.

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 ALISSA GOLDWASSER  - WILLIAM BLAIR & COMPANY - ANALYST

Good morning. Thanks for the detail on Everyday Food. I was wondering if could you give us the revenue contribution in the third quarter, and also explain why if the loss was less of an effect in the third quarter why you are still expecting a $3 million loss in the fourth quarter. Is it a timing issue because it sounds like trends are above planned.

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 JIM FOLLO  - MARTHA STEWART LIVING OMNIMEDIA INC - EVP, CHIEF FINANCIAL AND
ADMINISTRATIVE OFFICER

The total revenue was $2.3 million. I mentioned in my remarks that some was a timing issue, we're certain subscription acquisition efforts will shift from previous plans and we are planning more promotion outside the subscription acquisition effort in the fourth quarter than we had in the third quarter.

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 ALISSA GOLDWASSER  - WILLIAM BLAIR & COMPANY - ANALYST

Okay. And then I was wondering if you could go over the circulation revenue per copy trend that we should expect next year given the cut in the rate base. It seems that you're going to have a roll-off in your circulation from the 2.3 million level to the 1.8 million over time and I was wondering if with a higher cost of quality subscription whether the circ per copy goes down and then goes up or how does that work?

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 JIM FOLLO  - MARTHA STEWART LIVING OMNIMEDIA INC - EVP, CHIEF FINANCIAL AND
ADMINISTRATIVE OFFICER

Well, overall year over year, the Circ revenue per copy will clearly go up because during 2003 we added to the file a substantial number of very low net remittance copies to the file. Because of the nature of the way they were added to the file, we actually will see many of those names dropping off the file in very early part of 2004, so you should see on a net revenue basis a fairly quick acceleration in the net revenue per copy. Offsetting that is kind of a general trend is that we did lower our basic rate for new orders for Martha Stewart Living from $28 to $19.95 about halfway through this year. We've seen good positive response rate results and we plan to continue to offer that $19.95, but nevertheless we will be adding for a full year more new orders at $19.95 that were certain orders added last year at $28, so that will have some negative pressure overall you would expect net revenue per copy for a subscription copy to be higher next year, year over year.

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 ALISSA GOLDWASSER  - WILLIAM BLAIR & COMPANY - ANALYST

Great, thank you.

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OPERATOR

Your next question is coming from Kevin Gruneich of Bear Stearns. Please pose your question.

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 KEVIN GRUNEICH  - BEAR STEARNS - ANALYST

Thank you. I presume all these are minimum individually, but I was wondering if you could help me out. You mentioned four factors that may have helped the numbers a little bit. If you could isolate these. Number one was the reversal in your under delivery reserve in TV, number 2 spreading out production costs in amortization in TV. Number 3 was a reversal of inventory write-down at Internet/direct commerce. And number 4 in your corporate expense line was an insurance recovery.

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 JIM FOLLO  - MARTHA STEWART LIVING OMNIMEDIA INC - EVP, CHIEF FINANCIAL AND
ADMINISTRATIVE OFFICER

Okay. Let me -- I didn't write as fast as you spoke, but on the under delivery issue, in TV, that had a positive impact in the quarter on a net basis about $400,000.

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 KEVIN GRUNEICH  - BEAR STEARNS - ANALYST

Okay.

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 JIM FOLLO  - MARTHA STEWART LIVING OMNIMEDIA INC - EVP, CHIEF FINANCIAL AND
ADMINISTRATIVE OFFICER

You asked about, I believe, in catalog and the excess inventory we disposed of. I believe that is a one-time benefit in the quarter of about $1 million.

Is there another --

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 KEVIN GRUNEICH  - BEAR STEARNS - ANALYST

The spreading out of production costs in the TV business, the amortization there, year over year, how --

------------------------------------------------------------------------------
 JIM FOLLO - MARTHA STEWART LIVING OMNIMEDIA INC - EVP, CHIEF FINANCIAL AND ADMINISTRATIVE OFFICER

That was a prior year benefit that we did not achieve in the current year.

------------------------------------------------------------------------------
KEVIN GRUNEICH  - BEAR STEARNS - ANALYST

Oh, okay. That was a Q3 '02 benefit?

------------------------------------------------------------------------------
 JIM FOLLO - MARTHA STEWART LIVING OMNIMEDIA INC - EVP, CHIEF FINANCIAL AND ADMINISTRATIVE OFFICER

It just created a difficult comparison. And then on the legal side, we estimated a recovery against insurance costs of about $800,000 in the quarter. That's a real recovery -- that belongs in the quarter and you would expect that as a go-forward basis. That's I think essentially what we're saying, our costs should begin migrating back to a much lower level from this point forward.

------------------------------------------------------------------------------
 KEVIN GRUNEICH  - BEAR STEARNS - ANALYST

Okay. So, I'm sorry, we've seen the peak in quarterly corporate expense?

------------------------------------------------------------------------------
 JIM FOLLO - MARTHA STEWART LIVING OMNIMEDIA INC - EVP, CHIEF FINANCIAL AND ADMINISTRATIVE OFFICER

Yeah, in fact, my estimate for the fourth quarter is about $9 million for the quarter. We had been running about really for the last I would say almost four quarters leading up to this quarter at about a $10 million clip and I expect that number to be coming down, beginning in the third quarter and continuing on for the foreseeable future.

------------------------------------------------------------------------------
 KEVIN GRUNEICH  - BEAR STEARNS - ANALYST

And just two final questions. What was the circulation revenue change in the publishing group, and secondly do you have a specific season to date ratings number for the syndicated hour?

------------------------------------------------------------------------------
 JIM FOLLO - MARTHA STEWART LIVING OMNIMEDIA INC - EVP, CHIEF FINANCIAL AND ADMINISTRATIVE OFFICER

The syndicated show season to date is 1.1, and your question on circulation revenues or circulation revenues on a consolidated basis in the segment is down about 13%.

------------------------------------------------------------------------------
 KEVIN GRUNEICH  - BEAR STEARNS - ANALYST

Thanks.

------------------------------------------------------------------------------


OPERATOR

Your next question is coming from David Rocker of Rocker Partners. Please pose your question, sir.

------------------------------------------------------------------------------
 DAVID ROCKER  - ROCKER PARTNERS - ANALYST

Hi, thanks very much. You obviously, everything is being very much affected by Martha's individual legal situation. But I know that you've got other plans on the assumption and hope that this will come to a favorable resolution, which it seems like actually based upon other legal cases can be more optimistic for. Can you give ideas of what some of those other initiatives are and some parameters around what kind of opportunities they offer you?

------------------------------------------------------------------------------
 SHARON PATRICK - MARTHA STEWART LIVING OMNIMEDIA INC - PRESIDENT AND CHIEF EXECUTIVE OFFICER

David, we believe that there are many opportunities that would present themselves in our traditional markets. And in our new markets. But at this point we don't think it's appropriate to discuss them. Having said that, I think we've been quite consistent in our description all along about how we intend to grow the business. It would be both media and merchandising that we would be looking to.

------------------------------------------------------------------------------
OPERATOR

Does that answer your question, sir?

------------------------------------------------------------------------------
 DAVID ROCKER  - ROCKER PARTNERS - ANALYST

As much as it sounds like it's going to get answered.

------------------------------------------------------------------------------
OPERATOR

If there will be any further questions, please press the numbers 1 followed by 4 on your Touch-Tone telephone at this time. The next question is coming from Dennis Mc Alpine of Mc Alpine and Associates. Please pose your question.

------------------------------------------------------------------------------
 DENNIS MC ALPINE  - MC ALPINE & ASSOCIATES - ANALYST

The amount that you're going to take against the Kmart guarantee, the $13 million; is that the full amount, or are you taking a reserve against uncollectability or anything like that against that?

------------------------------------------------------------------------------
 JIM FOLLO - MARTHA STEWART LIVING OMNIMEDIA INC - EVP, CHIEF FINANCIAL AND ADMINISTRATIVE OFFICER

We have no reason to believe that the full amount will not be collected, because the contract year runs in accordance with Kmart's fiscal year and ends in January. The $13 million represents the earned portion of an amount which will be slightly higher than that when its paid in February 2004. We don't see any need to be thinking about any reserve against that amount.

------------------------------------------------------------------------------
 DENNIS MC ALPINE  - MC ALPINE & ASSOCIATES - ANALYST

That will be going through the P&L at that point.

------------------------------------------------------------------------------
 JIM FOLLO - MARTHA STEWART LIVING OMNIMEDIA INC - EVP, CHIEF FINANCIAL AND ADMINISTRATIVE OFFICER

The $13 million will be reflected. In my revenue estimates, I believe I gave somewhere in the mid $20 million range in the fourth quarter, and that number is included in that number.

------------------------------------------------------------------------------
 DENNIS MC ALPINE  - MC ALPINE & ASSOCIATES - ANALYST

Okay. The pet care show, can you talk about the revenue and/or loss from that?

------------------------------------------------------------------------------
 JIM FOLLO - MARTHA STEWART LIVING OMNIMEDIA INC - EVP, CHIEF FINANCIAL AND ADMINISTRATIVE OFFICER

Well, in the first year, we think this thing is a fairly small both revenue and EBITDA contributor, but clearly based upon how the show -- you know, the show has certainly some opportunity to -- well received for ratings to increase, and it will also provide us with some other Omnimedia opportunities, which we continue to explore.

------------------------------------------------------------------------------
 SHARON PATRICK - MARTHA STEWART LIVING OMNIMEDIA INC - PRESIDENT AND CHIEF EXECUTIVE OFFICER

This is Sharon. Which would cross publishing and merchandising as well, with Internet links. So we sort of never see our new brand labels as a television show, but the larger opportunity.

------------------------------------------------------------------------------
OPERATOR

The next question is coming from Jamelah Leddy of McAdams Wright Ragen. Please pose your question.

------------------------------------------------------------------------------
 JAMELAH LEDDY  - MCADAMS WRIGHT RAGEN - ANALYST

Thank you. I want to make sure I understand your projections for your Internet and direct group. Did you say that your previous expectation has been for that group to be break-even by the end of this year, but now you're expecting -- I'm sorry, by the end of next year but now you're expecting a loss of less than $10 million next year?

------------------------------------------------------------------------------
 JIM FOLLO - MARTHA STEWART LIVING OMNIMEDIA INC - EVP, CHIEF FINANCIAL AND ADMINISTRATIVE OFFICER

That is correct.

------------------------------------------------------------------------------
 JAMELAH LEDDY  - MCADAMS WRIGHT RAGEN - ANALYST

And can you explain that to me maybe a little bit more. I don't understand why that changed so much.

------------------------------------------------------------------------------
 JIM FOLLO - MARTHA STEWART LIVING OMNIMEDIA INC - EVP, CHIEF FINANCIAL AND ADMINISTRATIVE OFFICER

Well, let's roll back for a second. In 2002, we posted a loss in that segment about $27 million. Based upon my fourth quarter estimate that loss will come down nearly $10 million this year, and we're expecting that loss to come down dramatically potentially somewhere in the neighborhood of at least another $10 million next year. Clearly advertising revenues have not developed as well as we had expected early in the year, and also our flower business has contributed a little bit less. But nevertheless we do expect substantially reduced losses in '04, but I think getting it down to break-even is not likely at this time.

------------------------------------------------------------------------------
 JAMELAH LEDDY  - MCADAMS WRIGHT RAGEN - ANALYST

Okay. Thank you. And then, do you expect this quarter to be the low point in terms of earnings?

------------------------------------------------------------------------------
 JIM FOLLO - MARTHA STEWART LIVING OMNIMEDIA INC - EVP, CHIEF FINANCIAL AND ADMINISTRATIVE OFFICER

 I'm sorry, this quarter?

------------------------------------------------------------------------------
 JAMELAH LEDDY  - MCADAMS WRIGHT RAGEN - ANALYST

The third quarter that you just reported.

------------------------------------------------------------------------------
 JIM FOLLO - MARTHA STEWART LIVING OMNIMEDIA INC - EVP, CHIEF FINANCIAL AND ADMINISTRATIVE OFFICER

The third quarter is clearly a low point for us in 2003. The primarily because of the seasonality in our merchandising business. As we've said, we are booking sales based upon actual sales, not the guaranteed minimums. The second quarter in merchandising business tends to be heavy in the garden business and the fourth quarter is holiday. So the third quarter will clearly be a low point. Third quarter tends to generally be a low point for our publishing business as well. So I think the combination of those two facts as you would expect, we posted our largest loss for the quarter, as expected.

------------------------------------------------------------------------------
JAMELAH LEDDY - MCADAMS WRIGHT RAGEN - ANALYST

Okay, thank you very much.

------------------------------------------------------------------------------
OPERATOR

The next question is a follow-up coming from Alissa Goldwasser of William Blair & Company. Please pose your question.

------------------------------------------------------------------------------
ALISSA GOLDWASSER  - WILLIAM BLAIR & COMPANY - ANALYST

Can you talk about how conversation with advertisers for next year's annual orders are going, and maybe if you track it how much is on the books for '04 versus how much was on the books for '03 at this time last year.

------------------------------------------------------------------------------
 JIM FOLLO - MARTHA STEWART LIVING OMNIMEDIA INC - EVP, CHIEF FINANCIAL AND ADMINISTRATIVE OFFICER

Yeah, I can't give you an exact backlog, advertising tends to not work that way. I mean, we clearly expect due to the -- where we're at and the timing of the trial that we will have some pressure on, you know, early part of 2004 ad pages as a result of that. Beyond, that you know, visibility is certainly less than we'd like because of the situation.

------------------------------------------------------------------------------
 ALISSA GOLDWASSER  - WILLIAM BLAIR & COMPANY - ANALYST

Okay, thank you.

------------------------------------------------------------------------------
OPERATOR

The next question is a follow-up coming from Kevin Gruneich from Bear
Stearns.

------------------------------------------------------------------------------
 KEVIN GRUNEICH  - BEAR STEARNS - ANALYST

A couple. I was wondering if you could provide FTEs at September 30, '03 and just remind me where they were at June 30, '03 and September 30, '02 and if Sharon could provide more color regarding the floor coverings relationship.

------------------------------------------------------------------------------
 JIM FOLLO - MARTHA STEWART LIVING OMNIMEDIA INC - EVP, CHIEF FINANCIAL AND ADMINISTRATIVE OFFICER

Let me give you the full-time employees. We're at about 550, and that includes the fact that we've had to add employees related to the Everyday Food launch, so we obviously had we not launched that, the number wouldn't be that. At June the number was approximately the same, just rolling back to the beginning of the year, that number is probably 50 less than we started the year with. And again we've added employees related to the Everyday Food launch.

------------------------------------------------------------------------------
 SHARON PATRICK - MARTHA STEWART LIVING OMNIMEDIA INC - PRESIDENT AND CHIEF FINANCIAL OFFICER

Kevin, is your question about turnover, is that really the question?

------------------------------------------------------------------------------
 KEVIN GRUNEICH  - BEAR STEARNS - ANALYST

No, my question was just if you could provide a little bit more color regarding the floor coverings business. You mentioned that things hadn't progressed as well as in the furniture side and I was wondering if you could talk about that and the remedies.

------------------------------------------------------------------------------
 JIM FOLLO - MARTHA STEWART LIVING OMNIMEDIA INC - EVP, CHIEF FINANCIAL AND ADMINISTRATIVE OFFICER

Yes. The Shaw program essentially, as we've said on previous calls, the addition of doors is going more slowly than expected. First of all, compared to the furniture dealers who have a lot more space to offer, simply in the distribution system in the stores, the floor dealers are a much smaller, much more fragmented diverse group of dealers. So, the rollouts have gone more slowly because the program depends on adding significantly more doors on a case by case add. And secondly, the program is quite large, and as we've gone through the first year, we've realized that the business model needs to be adjusted to more right size the number of products being offered, as well as to do some reconfiguring of the presentation and the galleries themselves, which have a lot of work tables and other things that we need to trade out for more productive selling of products. And then, finally, there's some pricing adjustments that they believe they need to enact, given this first year experience. So, it's a combination of the three things together, that's contributing to slower than expected progress since the launch a year and a half ago.

------------------------------------------------------------------------------
 KEVIN GRUNEICH  - BEAR STEARNS - ANALYST

Thank you.

------------------------------------------------------------------------------



OPERATOR

Thank you. That does conclude the question and answer portion of this teleconference. I'd like to turn the call back over to management for any closing comments.

------------------------------------------------------------------------------



JIM FOLLO - MARTHA STEWART LIVING OMNIMEDIA INC - EVP, CHIEF FINANCIAL AND ADMINISTRATIVE OFFICER

No further comments. We'll speak to you on our fourth quarter call

------------------------------------------------------------------------------
OPERATOR

Thank you for your participation. That does conclude today's teleconference. You may disconnect your line at this time, have a great day. Thank you.